    As filed with the Securities and Exchange Commission on August 21, 2001

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ___________

                            AMERICASDOCTOR.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                   Delaware                                 33-0597050
(State or Other Jurisdiction of Incorporation)   (I.R.S. Employer Identification
                                                 No.)


                        1325 Tri-State Parkway, Suite 300
                             Gurnee, Illinois 60031
                    (Address of Principal Executive Offices)

              Amended and Restated 1996 Employee Stock Option Plan Amended and Restated 1996 Director Stock Option Plan
                       1996 Consultants Warrant Stock Plan
                       1994 Employee Stock Incentive Plan
                1994 Director and Consultant Stock Incentive Plan
                            (Full Title of the Plan)

                                  ___________

                                David R. Adamoli
                      Chief Financial Officer and Secretary
                        1325 Tri-State Parkway, Suite 300
                             Gurnee, Illinois 60031
                     (Name and Address of Agent For Service)


                                 (847) 855-7500
          (Telephone Number, Including Area Code, of Agent For Service)


                                 With a copy to:
                             Timothy J. Melton, Esq.
                           Jones, Day, Reavis & Pogue
                                 77 West Wacker
                          Chicago, Illinois 60601-1692
                                 (312) 782-3939

                                  ___________

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                             Proposed         Proposed
                                                                             Maximum           Maximum
                                                         Amount To Be     Offering Price      Aggregate            Amount Of
       Title Of Securities To Be Registered               Registered      Per Share/(2)/  Offering Price/(2)/   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001 per share/(1)/
-----------------------------------------------

Amended and Restated 1996 Employee Stock Option Plan        320,287           $ 3.00         $   960,861             240.22

                                                          1,690,713           $10.00         $16,907,130           4,226.78



                                                             73,250           $ 3.00         $   219,750          $   54.94
Amended and Restated 1996 Director Stock Option Plan
                                                            273,750           $10.00         $ 2,737,500          $  684.38

                                                              3,000           $12.50         $    37,500          $    9.38



                                                             21,500           $ 3.00         $    64,500          $   16.13

1996 Consultants Warrant Stock Plan                          32,500           $10.00         $   325,000          $   81.25

                                                              6,000           $12.50         $    75,000          $   18.75



                                                             37,820           $ 3.00         $   113,460         $    28.37

1994 Employee Stock Incentive Plan                           23,155           $ 3.33         $    77,106         $    19.28

                                                              1,250           $ 5.00         $     6,250         $     1.56



                                                              7,000           $ 3.00         $    21,000          $    5.25

1994 Director and Consultant Stock Incentive Plan            12,250           $ 5.00         $    61,250          $   15.31



                                                          2,502,475                          $21,606,307          $5,401.60
                                                          =========                          ===========          =========

Total:
=================================================================================================================================

(1) The number of shares of Class A common stock, par value $.001 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon exercise of options under the option plans listed above (collectively, the "Plans").

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraph (h) of Rule 457 under the Securities Act, on the basis of the price at which the options may be exercised.

________________________________________________________________________________

                                     PART I

              Information Required in the Section 10(a) Prospectus

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The Registration Statement on Form 10 filed by AmericasDoctor.com, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") on April 26, 2001, as amended (Registration No. 0-32601), is incorporated by reference in this Registration Statement.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

     The Company has statutory authority to indemnify the officers and directors. The applicable provisions of the Delaware General Corporation Law state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such person for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

     Under the applicable provisions of the Delaware General Corporation Law, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

          (1) by the board of directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum;

          (2) by a committee of directors designated by majority vote of directors who are not parties to such action, suit or proceeding, even if less than a quorum;

          (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or

          (4)    by the stockholders.

     The Company's certificate of incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings against any person by reason of the fact that he is or was a director or officer of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he has served in any capacity at the request of the Company.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits

Exhibit Number         Description
--------------         -----------
      4.1              Amended and Restated Registration Rights Agreement, dated as of January 6, 2000, among
                       Affiliated Research Centers, Inc. and Galen Partners III, L.P., Galen Partners
                       International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P.,
                       Delphi BioInvestments III, L.P., Hambrecht & Quist California, H&Q Affiliated Research
                       Investors, L.P., Hambrecht & Quist Employee Venture Fund, L.P. II, Premier Research
                       Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund,
                       L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc.
                       (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
                       Form 10 filed with the Commission on April 26, 2001 (Reg. No. 0-32601) (the "Form 10"))

      4.2              Amendment No. 1 to Registration Rights Agreement and Consent, dated as of March 28,
                       2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital,
                       L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT
                       Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International
                       III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi
                       BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P.,
                       Premier Research Worldwide, Ltd. and Tullis-Dickerson Capital Focus II, L.P.
                       (incorporated by reference to Exhibit 4.2 of the Form 10)

      4.3              Investor Rights Agreement, dated as of January 6, 2000, among Affiliated Research
                       Centers, Inc. and Galen Partners III, L.P., Galen Partners International III, L.P.,
                       Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III,
                       L.P., Hambrecht & Quist California, H&Q Affiliated Research Investors, L.P., Hambrecht
                       & Quist Employee Venture Fund, L.P. II, Premier Research Worldwide, Ltd.,
                       Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin
                       Capital Fund, L.P. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 4.3 of the Form 10)

      4.4              Amendment No. 1 to Investor Rights Agreement, Waiver and Consent, dated as of March
                       28, 2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital,
                       L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT
                       Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International
                       III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi
                       BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P.,
                       Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin
                       Capital Fund, L.P. and Premier Research Worldwide, Ltd. (incorporated by reference to
                       Exhibit 4.4 of the Form 10)

      4.5              Amended and Restated Limited Liability Company Agreement of Affiliated Research
                       Centers LLC, dated as of November 21, 1997 (incorporated by reference to Exhibit 4.5 of the Form 10)

      4.6              Form of Class A Common Stock Warrant (incorporated by reference to Exhibit 4.6 of the
                       Form 10)

Exhibit Number         Description
--------------         -----------
      4.7              Form of Clinical Research Services Agreement (incorporated by reference to Exhibit 4.7 of the Form 10)

      4.8              Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to
                       Exhibit 10.1 of the Form 10)

      4.9              Form of Stock Option Agreement under the Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 of the Form 10)

      4.10             Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to
                       Exhibit 10.3 of the Form 10)

      4.11             Form of Stock Option Agreement under the Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Form 10)

      4.12             1996 Consultants Warrant Stock Plan (incorporated by reference to Exhibit 10.5 of the
                       Form 10)

      4.13             Form of Stock Option Agreement under the 1996 Consultants Warrant Stock Plan (incorporated by reference to
                       Exhibit 10.6 of the Form 10)

      4.14             1994 Employee Stock Incentive Plan

      4.15             Form of Stock Option Agreement under the 1994 Employee Stock Incentive Plan

      4.16             1994 Director and Consultant Stock Incentive Plan

      4.17             Form of Stock Option Agreement under the 1994 Director and Consultant Stock Incentive
                       Plan

      5.1              Opinion of Jones, Day, Reavis & Pogue

      23.1             Consent of Jones, Day, Reavis & Pogue (included in Exhibit No. 5.1)

      23.2             Consent of Independent Public Accountants

      23.3             Consent of Independent Public Accountants

      24.1             Powers of Attorney

Item 9. Undertakings

     (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gurnee, State of Illinois, on August 21, 2001.

                                    AMERICASDOCTOR.COM, INC.



                                    By:  /s/ David R. Adamoli
                                         --------------------------------------
                                    David R. Adamoli
                                    Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated

         Signature                         Title                                   Date
         ---------                         -----                                   ----
  /s/ C. Lee Jones            Chairman and Chief Executive Officer            August 21, 2001
---------------------------
C. Lee Jones                  (Principal Executive Officer)

  /s/ David R. Adamoli        Chief Financial Officer and Secretary           August 21, 2001
--------------------------
David R. Adamoli              (Principal Financial Officer)

  /s/ Kevin T. Werner         Director of Accounting (Principal Accounting    August 21, 2001
--------------------------
Kevin T. Werner               Officer)

  /s/ Stanley Brosman, M.D*   Director                                        August 21, 2001
--------------------------
Stanley Brosman, M.D.

  /s/ Fred L. Brown*          Director                                        August 21, 2001
--------------------------
Fred L. Brown

  /s/ Ira Klimberg, M.D.*     Director                                        August 21, 2001
--------------------------
Ira Klimberg, M.D.

  /s/ Joan Neuscheler*        Director                                        August 21, 2001
--------------------------
Joan Neuscheler

  /s/ Zubeen Shroff*          Director                                        August 21, 2001
--------------------------
Zubeen Shroff

  /s/ Francis Ziegler*        Director                                        August 21, 2001
--------------------------
Francis Ziegler

* David R. Adamoli, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors of the Company (constituting a majority of the directors) pursuant to a Powers of Attorney filed with the Securities and Exchange Commission.

August 21, 2001___                  By:   /s/ David R. Adamoli
                                       -----------------------------------------
                                    David R. Adamoli
                                    Chief Financial Officer and Secretary

                                                   EXHIBIT INDEX

Exhibit Number              Description
--------------              -----------
           4.1              Amended and Restated Registration Rights Agreement, dated as of January 6, 2000, among
                            Affiliated Research Centers, Inc. and Galen Partners III, L.P., Galen Partners
                            International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P.,
                            Delphi BioInvestments III, L.P., Hambrecht & Quist California, H&Q Affiliated Research
                            Investors, L.P., Hambrecht & Quist Employee Venture Fund, L.P. II, Premier Research
                            Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund,
                            L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc.
                            (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on
                            Form 10 filed with the Commission on April 26, 2001 (Reg. No. 0-32601) (the "Form 10"))

           4.2              Amendment No. 1 to Registration Rights Agreement and Consent, dated as of March 28,
                            2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital,
                            L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT
                            Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International
                            III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi
                            BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P.,
                            Premier Research Worldwide, Ltd. and Tullis-Dickerson Capital Focus II, L.P.
                            (incorporated by reference to Exhibit 4.2 of the Form 10)

           4.3              Investor Rights Agreement, dated as of January 6, 2000, among Affiliated Research
                            Centers, Inc. and Galen Partners III, L.P., Galen Partners International III, L.P.,
                            Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III,
                            L.P., Hambrecht & Quist California, H&Q Affiliated Research Investors, L.P., Hambrecht
                            & Quist Employee Venture Fund, L.P. II, Premier Research Worldwide, Ltd.,
                            Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin
                            Capital Fund, L.P. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 4.3 of the Form 10)

           4.4              Amendment No. 1 to Investor Rights Agreement, Waiver and Consent, dated as of March
                            28, 2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital,
                            L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT
                            Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International
                            III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi
                            BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P.,
                            Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin
                            Capital Fund, L.P. and Premier Research Worldwide, Ltd. (incorporated by reference to
                            Exhibit 4.4 of the Form 10)

           4.5              Amended and Restated Limited Liability Company Agreement of Affiliated Research
                            Centers LLC, dated as of November 21, 1997 (incorporated by reference to Exhibit 4.5 of the Form 10)

Exhibit Number      Description
--------------      -----------
       4.6          Form of Class A Common Stock Warrant (incorporated by reference to Exhibit 4.6 of the
                    Form 10)
       4.7          Form of Clinical Research Services Agreement (incorporated by reference to Exhibit 4.7 of the Form 10)
       4.8          Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to
                    Exhibit 10.1 of the Form 10)
       4.9          Form of Stock Option Agreement under the Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 of the Form 10)
      4.10          Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to
                    Exhibit 10.3 of the Form 10)
      4.11          Form of Stock Option Agreement under the Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Form 10)
      4.12          1996 Consultants Warrant Stock Plan (incorporated by reference to Exhibit 10.5 of the
                    Form 10)
      4.13          Form of Stock Option Agreement under the 1996 Consultants Warrant Stock Plan (incorporated by reference to
                    Exhibit 10.6 of the Form 10)
      4.14          1994 Employee Stock Incentive Plan
      4.15          Form of Stock Option Agreement under the 1994 Employee Stock Incentive Plan
      4.16          1994 Director and Consultant Stock Incentive Plan
      4.17          Form of Stock Option Agreement under the 1994 Director and Consultant Stock Incentive
                    Plan
       5.1          Opinion of Jones, Day, Reavis & Pogue
      23.1          Consent of Jones, Day, Reavis & Pogue (included in Exhibit No. 5.1)
      23.2          Consent of Independent Public Accountants
      23.3          Consent of Independent Public Accountants
      24.1          Powers of Attorney